Exhibit 24

POWER OF ATTORNEY
Each of the undersigned, hereby constitutes and appoints each of Paul V. Campanelli, Blaise Coleman, Matthew J. Maletta and Orla Dunlea to be his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger H. Kimmel	Chairman and Director	February 22, 2017
Roger H. Kimmel

/s/ Shane M. Cooke	Director	February 22, 2017
Shane M. Cooke

/s/ Arthur J. Higgins	Director	February 22, 2017
Arthur J. Higgins

/s/ Nancy J. Hutson, Ph.D.	Director	February 22, 2017
Nancy J. Hutson, Ph.D.

/s/ Michael Hyatt	Director	February 22, 2017
Michael Hyatt

/s/ Douglas S. Ingram	Director	February 22, 2017
Douglas S. Ingram

/s/ William P. Montague	Director	February 22, 2017
William P. Montague

/s/ Todd B. Sisitsky	Director	February 22, 2017
Todd B. Sisitsky

/s/ Jill D. Smith	Director	February 22, 2017
Jill D. Smith

/s/ William F. Spengler	Director	February 22, 2017
William F. Spengler